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                                                                   Exhibit 23

                   [LETTERHEAD OF YOUNT, HYDE & BARBOUR, P.C.]


                         Consent of Independent Auditors

     We consent to the incorporation by reference in the following registration statement of Premier Community Bankshares, Inc. (formerly Marathon Financial Corporation) - Form S-8, Registration No. 333-41163 - and in the prospectus related to it, of our report dated January 18, 2002, with respect to the consolidated financial statements of Premier Community Bankshares, Inc. included in the Annual Report on Form 10-KSB of Premier Community Bankshares, Inc. for the year ended December 31, 2001.


/s/ Yount, Hyde & Barbour, P.C.


Winchester, Virginia
April 1, 2002